Exhibit 23.2

Consent of Independent Auditors

Sabre Corporation

Dallas, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated May 16, 2014 of our report dated February 28, 2014, relating to the combined financial statements of PRISM Group, Inc. and Affiliate, for the year ended December 31, 2011 which appears in the Registration Statement on Form S-1 (No. 333-193438) as amended, and related prospectus dated April 16, 2014 of Sabre Corporation.

/s/ REDW LLC

Albuquerque, New Mexico

May 16, 2014